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                                                                    Exhibit 23.2

              INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

     We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the ATS Medical, Inc. 1998 Employee Stock Purchase Plan, as amended, of our report dated March 6, 2006, except for Note 2, as to which the date is July 13, 2006, with respect to the consolidated financial statements and schedule of ATS Medical, Inc., and our report dated March 6, 2006, except for the effects of the material weakness described in the sixth paragraph of management's report, as to which the date is July 13, 2006, with respect to ATS Medical, Inc. management's revised assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of ATS Medical, Inc., included in its Annual Report (Form 10-K/A) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

Minneapolis, Minnesota

October 18, 2006